Exhibit 5.1

October 9, 2020

Zomedica Corp.

100 Phoenix Drive, Suite 180

Ann Arbor, Michigan 48108

Ladies and Gentlemen:

We have acted as United States counsel to Zomedica Corp., a corporation a corporation organized under the laws of Alberta, Canada (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (as amended or supplemented, the “Registration Statement”) relating to, among other things, the proposal of the Company to domesticate (the “Domestication”) as a corporation in the State of Delaware (the “Delaware Corporation”). The name of the Delaware Corporation will be “Zomedica Corp.”

In connection with the Domestication, the Company will make an application under Section 189 of the Business Corporation Act (Alberta) (the “ABCA”), to change the Company’s jurisdiction of incorporation from the Province of Alberta, Canada to the State of Delaware, United States of America, by way of a continuance under Section 189 of the ABCA and complying with Section 388 of the Delaware General Corporation Law (the “DGCL”). The Domestication is subject to the approval of the shareholders of the Company.

In connection with this opinion letter, we have examined and relied upon (i) the certificate of corporate domestication (the “Certificate of Domestication”) to be filed with the Secretary of State of the State of Delaware; (i) the Registration Statement; (ii) the form of certificate of incorporation of the Delaware Corporation to be effective upon the Domestication (the “Certificate of Incorporation”), filed as Exhibit 3.1 to the Registration Statement; (iii) the form of bylaws of the Delaware Corporation to be effective upon the Domestication (the “Bylaws”), filed as Exhibit 3.2 to the Registration Statement; (iv) resolutions of the Board of Directors of the Company, dated October [•], 2020 relating to, among other things, the Registration Statement and the Domestication; and (v) the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including with respect to the filing procedure for effecting a domestication under Section 388 of the DGCL. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware) and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

In addition to the foregoing, for the purpose of rendering our opinion as expressed herein, we have assumed the following matters:

1.            Prior to effecting the Domestication: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act of 1933, as amended (the “Act”); (ii) the shareholders of the Company will have approved, among other things, the Domestication by the requisite vote required by Alberta law, and (iii) all other necessary action will have been taken under the applicable laws of Alberta to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Alberta governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained and will be in full force and effect; and

2.            The Certificate of Incorporation, in the form filed as an exhibit to the Registration Statement, will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL and will become effective, that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the Delaware Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that:

1.            Upon the simultaneous effectiveness of the filing of each of the Certificate of Domestication and the Certificate of Incorporation with the Delaware Secretary of State, the Company shall be domesticated as the Delaware Corporation and the Delaware Corporation shall thereafter be subject to all of the provisions of the DGCL, and the existence of the Delaware Corporation shall be deemed to have commenced on the date the Company commenced its existence in the jurisdiction in which the Company was first formed, incorporated, created or otherwise came into being.

2.            Upon the effectiveness of the Domestication, the outstanding common shares, no par value, of the Company (“Common Shares”) shall become, by virtue of the Domestication and without any action on the part of the holder thereof, duly authorized, validly issued, fully paid and non-assessable shares of common stock, par value $0.0001 per share, of the Delaware Corporation (“Common Stock”) and outstanding options and warrants to purchase Common Shares will thereafter be exercisable for shares of Common Stock on the same terms and conditions, without any action on the part of the holder thereof.

3.            Upon the effectiveness of the Domestication, the outstanding Series 1 preferred shares, no par value, of the Company shall become, by virtue of the Domestication and without any action on the part of the holder thereof, duly authorized, validly issued, fully paid and non-assessable shares of Series 1 preferred stock, par value $0.0001 per share, of the Delaware Corporation.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the proxy circular/prospectus which is a part of the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP